Exhibit 99.1
FOR IMMEDIATE RELEASE
Harris Interactive® Reports Second Quarter Results
ROCHESTER, N.Y. — February 6, 2009 — Harris Interactive (NASDAQ:HPOL) today announced its financial results for the second quarter of fiscal 2009.
Kimberly Till, President and CEO of Harris Interactive, commented, “We said in October that we needed to act quickly in two areas: to rigorously review our cost structure to align it with our revenues and to recruit top talent to augment our already strong internal teams. The cost reductions we made this quarter were a critical first step to restoring profitability in the business and enabled us to reorganize our business structure to support the strategic initiatives we plan to undertake. We anticipate these actions will result in nearly $10 million in annualized savings. On the recruiting front, we are making significant progress and expect to have several key hires in place by the end of our fiscal year. We are doing what we committed to do and have also maintained a solid cash position. Now we will focus on implementing our strategy to grow revenues and market share by capitalizing on our strong brand and leveraging the deep expertise and insights that our client teams provide to our world class clients.”
Second Quarter Financial Summary
Our results for the second quarter included:
•	Revenue of $50.7 million, compared with $62.7 million for the same prior year period,

•	Operating loss of $(45.9) million, compared with operating income of $3.4 million for the same prior year period. Our operating loss for the quarter included $46.1 million in charges, specifically:
•	$3.9 million for severance related to U.S. headcount reductions and separation payments to former executives,

•	$0.9 million related to leased space reductions,

•	$1.1 million for performance improvement consultant fees, and

•	$40.3 million for goodwill impairment, as described below.
•	Net loss of $(65.6) million, or $(1.23) per share, compared with net income of $2.0 million, or $0.04 per share, for the same prior year period,

•	Adjusted EBITDA[1] of $(2.7) million, compared with $7.1 million reported a year ago, and

•	Cash and marketable securities of $26.1 million at December 31, down from $33.3 million reported a year ago.
Excluding the charges noted above, our operating income for the quarter would have been $0.2 million and our adjusted EBITDA1 would have been $3.1 million.
Non-Cash Impairment Charges
Continued declines in our stock price and the adverse impact of global macroeconomic conditions on our operating results caused us to assess our goodwill for impairment in accordance with FASB Statement 142. Based on our assessment, we recorded a non-cash impairment charge of $40.3 million during the quarter.
We also re-assessed the realizability of our deferred tax assets at December 31 in accordance with FASB Statement 109. Based on our assessment, we recorded a non-cash deferred tax valuation allowance of $18.9 million during the quarter. We will continue to assess our ability to utilize these deferred tax assets in future periods.
Credit Facilities
At December 31, we were in violation of the leverage ratio and interest coverage covenants under the terms of our credit facilities and therefore, reclassified the remaining $26.0 million of outstanding debt to current liabilities until such time as amended credit facilities are in place. In addition, we recorded a $1.0 million charge to

[1]	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation. Both measures are reconciled to our GAAP financial statements which are attached to this release.

interest expense for the portion of our interest rate swap that was deemed ineffective during the quarter as a result of the covenant violation.
On February 5, 2009, we obtained a 30-day waiver from our lenders. “We are in active and cooperative discussions with our lenders and expect to have an amended credit facility in place by the end of the waiver period. Our cash position remained strong at December 31 and when offset against our outstanding debt, we were still in a positive net cash position,” stated Deborah Rieger-Paganis, Interim Chief Financial Officer.
Financial Outlook
“Given the continued uncertainty about the global macroeconomic environment for the remainder of fiscal 2009, we will defer issuing full-year guidance. We will continue to proactively monitor our cost structure to ensure that it remains aligned with our revenue,” commented Rieger-Paganis.
Detailed Financial Information
In addition to the financial statements that accompany this earnings release, our key operating metrics can be found at www.harrisinteractive.com/ir.
Second Quarter Results Conference Call and Webcast Access
Kimberly Till, President and CEO, will host a conference call to discuss these results on Friday, February 6, 2009, at 10:00 a.m. EST. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 888.713.4215 in the United States and Canada, or 617.213.4867 internationally. The passcode is 67789382.
You may pre-register for this call by clicking here (or cut and paste the following URL into your browser window) https://www.theconferencingservice.com/prereg/key.process?key=PBFTC99FN. Pre-registrants will be issued a pin number that will permit rapid access to the teleconference. A live webcast of the conference call will also be accessible via the investor relations section of the Company’s website at www.harrisinteractive.com/ir, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release and detailed financial information will be available at our website www.harrisinteractive.com/ir prior to the call.
About Harris Interactive
Harris Interactive is a global leader in custom market research. With a long and rich history in multimodal research, powered by our science and technology, we assist clients in achieving business results. Harris Interactive serves clients globally through our North American, European and Asian offices and a network of independent market research firms. For more information, please visit www.harrisinteractive.com.
Contact	Michael Burns Vice President, Investor Relations and External Reporting Harris Interactive Inc. 585.214.7328 800.866.7655 x7328 mburns@harrisinteractive.com
Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the “Risk Factors” section of the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2008	June 30, 2008

Assets

Cash and cash equivalents	$23,644	$32,874
Marketable securities	2,423	—
Accounts receivable, net	30,358	34,940
Unbilled receivables	6,128	11,504
Prepaids and other current assets	6,284	8,753
Deferred tax assets	—	3,959

Total current assets	68,837	92,030

Property, plant and equipment, net	9,450	11,953
Goodwill	—	42,805
Other intangibles, net	19,471	23,302
Deferred tax assets	2,188	14,606
Other assets	2,085	2,353

Total assets	$102,031	$187,049

Liabilities and Stockholders’ Equity

Accounts payable	$7,647	$10,779
Accrued expenses	20,885	25,611
Current portion of long-term debt	25,969	6,925
Deferred revenue	15,129	16,226

Total current liabilities	69,630	59,541

Long-term debt	—	22,506
Deferred tax liabilities	4,991	4,035
Other long-term liabilities	4,105	2,331

Total stockholders’ equity	23,305	98,636

Total liabilities and stockholders’ equity	$102,031	$187,049

HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenue from services	$50,660	$62,715	$100,940	$117,902

Operating expenses:
Cost of services	25,920	30,815	51,905	58,426
Sales and marketing	5,232	6,151	10,343	11,838
General and administrative	17,377	20,128	37,041	38,477
Restructuring and other charges	5,844	—	6,472	—
Depreciation and amortization	1,912	2,267	3,995	4,174
Goodwill impairment charge	40,250	—	40,250	—

Total operating expenses	96,535	59,361	150,006	112,915

Operating income (loss)	(45,875)	3,354	(49,066)	4,987
Operating margin	-90.6%	5.3%	-48.6%	4.2%

Interest and other income	135	307	325	679
Interest expense	(1,374)	(523)	(1,830)	(962)

Income (loss) from continuing operations before income taxes	(47,114)	3,138	(50,571)	4,704

Provision for income taxes	18,509	1,112	17,315	1,658

Income (loss) from continuing operations	(65,623)	2,026	(67,886)	3,046
Income from discontinued operations, net of tax	—	—	—	124

Net income (loss)	$(65,623)	$2,026	$(67,886)	$3,170

Basic net income (loss) per share:
Continuing operations	$(1.23)	$0.04	$(1.27)	$0.06
Discontinued operations	—	—	—	0.00

	$(1.23)	$0.04	$(1.27)	$0.06

Diluted net income (loss) per share:
Continuing operations	$(1.23)	$0.04	$(1.27)	$0.06
Discontinued operations	—	—	—	0.00

	$(1.23)	$0.04	$(1.27)	$0.06

Weighted average shares outstanding -
Basic	53,391,308	52,765,738	53,365,347	52,703,928

Diluted	53,391,308	52,863,437	53,365,347	52,812,896

Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Three months ended		Six months ended
	December 31,		December 31,
	2008	2007	2008	2007

GAAP net income (loss)	$(65,623)	$2,026	$(67,886)	$3,170

Income from discontinued operations, net of tax	—	—	—	(124)

Interest income	(135)	(307)	(325)	(679)

Interest expense	1,374	523	1,830	962

Provision for income taxes	18,509	1,112	17,315	1,658

Depreciation and amortization	2,276	2,614	4,738	4,904

EBITDA	$(43,599)	$5,968	$(44,328)	$9,891

Goodwill impairment charge	40,250	—	40,250	—

Stock-based compensation *	661	1,113	1,454	2,187

Adjusted EBITDA	$(2,688)	$7,081	$(2,624)	$12,078

Adjusted EBITDA	$(2,688)	$7,081	$(2,624)	$12,078
Add-back specified GAAP charges:

Severance	3,880	—	3,880	—

Charges for leased space reductions	859	—	859	—

Performance improvement consultant fees	1,073	—	1,701	—

Adjusted EBITDA with add-back of specified GAAP charges	$3,124	$7,081	$3,816	$12,078

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